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                                                                    Exhibit 1(b)



                              FORM OF AMENDMENT TO
                  THE AMENDED AND RESTATED TRUST INDENTURE OF
                  ING CORPORATE LEADERS TRUST FUND - SERIES B


      The Amended and Restated Trust Indenture of ING Corporate Leaders Trust Fund - Series B (the "Indenture") is hereby amended pursuant to Section 11.01 of the Indenture by:

      Adding a new Section 8.05 to the Indenture which reads:

            Section 8.05. Appointment of Agents. The Sponsor may contract with such agents as it shall deem proper for the provision of transfer agency services to the Trust and may fix and pay expenses in connection with such services.

Dated:  April 29, 2004                       ING INVESTMENTS, LLC, as Sponsor



                                             -----------------------------------
                                             Name:  James M. Hennessy
                                             Title: President



                                             STATE STREET BANK AND TRUST
                                             COMPANY, as Trustee



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                                             Name:
                                             Title: